UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 31, 2025

(Date of earliest event reported)

PEOPLES FINANCIAL SERVICES CORP.

(Exact name of registrant as specified in its Charter)

PA	001-36388	23-2391852
(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)		Identification No.)

150 North Washington Avenue, Scranton, Pennsylvania 18503-1848

(Address of Principal Executive Offices) (Zip Code)

(570) 346-7741

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $2.00 par value	PFIS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 31, 2025, the boards of directors of Peoples Financial Services Corp., a Pennsylvania corporation (“PFIS”), and its banking subsidiary, Peoples Security Bank and Trust Company (“PSBT”), approved the appointment of James M. Bone, Jr., CPA as Chief Financial Officer of PFIS and PSBT, a role in which he will serve as the principal financial officer and principal accounting officer of PFIS, and the appointment of John R. Anderson, III as Chief Operating Officer of PFIS and PSBT, a role in which he will serve as the principal operating officer of PFIS, in each case effective as of March 31, 2025. At that time, Mr. Anderson will cease to be the principal financial officer and principal accounting officer of PFIS and Thomas P. Tulaney, the President of PFIS and PSBT, will cease to be the principal operating officer of PFIS.

Mr. Bone, 63, is Executive Vice President and Chief Operations Officer of PFIS and PSBT, a position he has held since the consummation of PFIS’ merger with FNCB Bancorp., Inc. on July 1, 2024. From September 2012 until the merger, he served as Executive Vice President and Chief Financial Officer/Treasurer of FNCB Bancorp., Inc. and its banking subsidiary, FNCB Bank. Mr. Bone is a licensed Certified Public Accountant and is an active member of several professional, business and community organizations including the American Institute of Certified Public Accountants and Pennsylvania Institute of Certified Public Accountants. Mr. Bone is a former member of the Issuer Advisory Council of the OTCQX and a former member of the Advisory Board for the Federal Home Loan Bank of Pittsburgh. Mr. Bone is also active in the community with King’s College and currently serves as Vice President of Finance and Board Member of the Northeastern Pennsylvania Council Boy Scouts of America.

Mr. Anderson, 58, is Executive Vice President and Chief Financial Officer of PFIS and PSBT. Mr. Anderson was appointed to his current position in March 2018, after serving as the Senior Vice President and Interim Principal Financial and Accounting Officer since April 2016. Prior to that he was Vice President/Planning and Statistical Analyst, of Penn Security Bank and Trust Company since May 2011. Prior to that he was Assistant Vice President/Financial Reporting Officer at Penn Security Bank since January 2006.

There are no family relationships between either Mr. Bone and Mr. Anderson and any other person serving as a director or executive officer of PFIS. PSBT has made loans to PFIS’ directors and executive officers and their family members, and to firms, corporations, and other entities in which they and their family members maintain interests. All such loans were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to PFIS, and did not involve more than the normal risk of collectibility or present other unfavorable features. Neither Mr. Bone nor Mr. Anderson nor any of their related persons has had since the beginning of PFIS’ last fiscal year, or will have, a direct or indirect material interest in any transaction or any current proposed transaction that requires disclosure under Item 404(a) of Regulation S-K.

PFIS and PSBT are not entering into or amending any material plan, contract or arrangement to which Mr. Bone or Mr. Anderson is a party or in which they participate in connection with their change in positions, and are not making any grant or award or any modification thereto, under any such plan, contract or arrangement in connection with any such event.

PFIS, PSBT and Mr. Bone are parties to an Amended and Restated Employment Agreement dated November 27, 2024 (the “employment agreement”).

The employment agreement has an initial three-year term commencing as of July 1, 2024, the date of the merger of FNCB Bancorp, Inc. with and into PFIS, with an automatic renewal right subject to earlier termination, beginning on July 1, 2027 and continuing each July 1st thereafter. Mr. Bone shall be paid a base salary of $290,000 on an annualized basis that may be increased (but not decreased) from time to time. Mr. Bone will be entitled to participate in any PFIS or PSBT annual bonus or incentive compensation plan, program, arrangement or award (collectively, the “Executive Incentive Plan”) as may be available from time to time. Mr. Bone will also be entitled to participate in any equity or equity-based compensation plans sponsored by PFIS or PSBT.

Mr. Bone will be entitled under the employment agreement to participate in benefit plans sponsored and maintained by PSBT and generally made available to employees and/or executives and will be eligible to participate in a supplement executive retirement plan. He is also entitled to not less than 25 days of paid time off each year, of which ten days may be carried over to the following year under the terms and conditions of PSBT’s personnel policies as in effect from time to time. PSBT will provide Mr. Bone with repayment of annual dues at a country club and/or social club, subject to approval of the board of directors of PSBT, and he is entitled to full time use of a company car.

If the Bone Employment Agreement is not renewed at the end of an applicable term, or in the event of the involuntary termination of Mr. Bone’s employment without “cause” (as defined in the employment agreement) or Mr. Bone’s resignation of employment for “good reason” (as defined in the employment agreement) during the employment term (in either case, an “involuntary termination”), Mr. Bone shall be entitled to receive a total severance amount equal to two years base salary at the highest rate in effect during the 12 month period immediately preceding Mr. Bone’s last day of employment, plus the average cash award paid to Mr. Bone over the last three preceding years from the Executive Incentive Plan. The total severance amount will be paid in installments over 24 months on the same schedule as Mr. Bone was paid immediately prior to the date of termination. During the period that Mr. Bone is receiving severance payments, he will also be entitled to receive, at no-charge, continuation of medical benefits at terms no less favorable than the health and medical benefits in effect on the date of termination of Mr. Bone employment and including any dependents being covered by Mr. Bone on the date of his termination who remain eligible for medical benefits under the terms of PSBT’s medical plan. Additionally, if, subsequent to his appointment as Chief Financial Officer, Mr. Bone resigns from his employment on or prior to December 31, 2025 (where no grounds for “cause” exist), such resignation shall be deemed a resignation for “good reason”.

In the event that Mr. Bone’s employment is terminated without “cause” within the 120-day period immediately prior to the closing of a change in control or without “cause” or for “good reason” within one year after a change in control (as defined in the employment agreement), Mr. Bone shall receive cash compensation equal to 2.99 years base salary at the highest rate in effect during the 12 month period immediately preceding Mr. Bone’s last day of employment plus the average cash award paid to Mr. Bone over the last three years from the Executive Incentive Plan. Payments shall be made to Mr. Bone in installments over 36 months, and Mr. Bone and his eligible dependents would remain eligible for medical benefits under the terms of PSBT’s medical plan for up to 36 months.

The employment agreement also sets forth restrictive covenants concerning confidentiality and nondisclosure, non-competition and non-interference with employees, customers and other business relationships of PFIS and PSBT.

The foregoing summary and description of the employment agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the employment agreement, which is filed with this Current Report on Form 8-K as Exhibit 10.1, and incorporated herein by reference.

Item 8.01	Other Events.

On February 4, 2025, PFIS issued a press release announcing the appointments of Mr. Bone and Mr. Anderson to their new officer positions. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed with this form 8-K:

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement, entered into as of November 27, 2024 by and among Peoples Security Bank and Trust Company, Peoples Financial Services Corp. and James M. Bone, Jr.
99.1	Press release dated February 4, 2025 announcing officer appointments.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEOPLES FINANCIAL SERVICES CORP.

By:	/s/ Gerard A. Champi
Gerard A. Champi
Chief Executive Officer
(Principal Executive Officer)

Dated: February 4, 2025